As filed with the Securities and Exchange Commission on June 29, 1999
                                                      Registration No. 333-____
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                      VODAFONE GROUP PUBLIC LIMITED COMPANY
           (to be renamed VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY)
             (Exact name of registrant as specified in its charter)

       England and Wales                               None
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                  The Courtyard
                                 2-4 London Road
                      Newbury, Berkshire RG14 1JX, England
                        ---------------------------------

            VODAFONE AIRTOUCH PLC 1999 LONG-TERM STOCK INCENTIVE PLAN
             VODAFONE AIRTOUCH PLC 1999 EMPLOYEE STOCK PURCHASE PLAN
                     AIRTOUCH COMMUNICATIONS RETIREMENT PLAN
        AIRTOUCH COMMUNICATIONS, INC. 1993 LONG-TERM STOCK INCENTIVE PLAN
           AIRTOUCH COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full titles of plans)

                               Agent for Service:
                                 CT Corporation
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 315-7920

                  Please send copies of all communications to:
                                Stephen R. Scott
                      Vodafone Group Public Limited Company
                                  The Courtyard
                                 2-4 London Road
                               Newbury, Berkshire
                                RG14 1JX, England
                               (011 44) 1635 33251
                      ------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                    Proposed        Proposed
                                                                    Maximum         Maximum
                                                 Amount             Offering        Aggregate            Amount of
                  Title of                       to be              Price Per       Offering             Registration
       Securities to be Registered(1)            registered(2)(3)   Share (4)       Price (4)            Fee

Ordinary Shares, nominal value $0.10 each(5):

To be issued under Vodafone AirTouch 1999
   Long-Term Stock Incentive Plan                120,000,000        $20.18125       $2,421,750,000       $   673,247
To be issued under Vodafone AirTouch 1999
   Employee Stock Purchase Plan                    4,000,000        $20.18125       $   80,725,000       $    22,442
To be issued under AirTouch Communications
   Retirement Plan                                 4,000,000        $20.18125       $   80,725,000       $    22,442
To be issued under AirTouch Communications,
   Inc. 1993 Long-Term Stock Incentive Plan      128,125,000        $20.18125       $2,585,722,656       $   718,831
To be issued under AirTouch Communications,
   Inc. Employee Stock Purchase Plan                 500,000        $20.18125       $   10,090,625       $     2,806

-----------------------------------------------------------------------------------------------------------------------
Total                                            256,625,000            N/A         $5,179,013,281       $ 1,439,766
=======================================================================================================================

(1) American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable upon deposit of ordinary shares, nominal value $0.10 each ("Ordinary Shares"), of the Registrant will be registered under a separate registration statement on Form F-6. Each ADS represents ten Ordinary Shares.
(2) The amount being registered also includes an indeterminate number of Ordinary Shares which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AirTouch Communications Retirement Plan as described herein.
(4) Estimated in accordance with Rule 457(h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on June 24, 1999 for American Depositary Shares of the Registrant, each of which represents ten Ordinary Shares.
(5) In connection with the merger of a wholly-owned subsidiary of the Registrant with and into AirTouch Communications, Inc. (the "Merger"), the ordinary shares, currently of nominal value 5p each, of the Registrant will be redenominated into ordinary shares, of nominal value $0.10 each, prior to the effective time of the Merger, if the redenomination becomes effective as contemplated by the merger agreement relating to the Merger. If the redenomination does not become effective, ordinary shares, of nominal value 5p each, will be issued.

     This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

          PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The reports listed below have been filed with or furnished to the Commission by Vodafone Group Public Limited Company ("Vodafone" or the "Registrant"), and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 1998, filed with the Commission on July 22, 1998 pursuant to
Section 13(a) of the Exchange Act.

         (b) The Registrant's Registration Statement on Form F-4, filed with the Commission on April 22, 1999 (Registration No. 333-76781).

         (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed October 12, 1988 pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         In addition, all filings on Form 20-F filed by Vodafone pursuant to the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports. Also, to the extent designated therein, Reports on Form 6-K filed or furnished by Vodafone after March 31, 1998 and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.

         The following report has been filed with or furnished to the Commission by the AirTouch Communications Retirement Plan, and is incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished: The Annual Report on Form 11-K for the year ended December 31, 1998.

         All documents subsequently filed by the Registrant and the AirTouch Communications Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Ordinary Shares registered herein has been passed upon by Stephen R. Scott, Company Secretary of Vodafone. The validity of the plan interests in the AirTouch Communications Retirement Plan has been passed upon by Margaret G. Gill, Senior Vice President, Legal, External Affairs and Secretary of AirTouch Communications, Inc.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 152 of Vodafone's Articles of Association provides:

         "152.1 So far as the Companies Acts allow, every director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him:

                     o  in performing or omitting to perform his duties; and/or
                     o  in exercising or omitting to exercise his powers; and/or
                     o  in purporting to do any of these things; and/or
                     o otherwise in relation to or in connection with his duties, powers or office."

         "152.2 So far as the Companies Acts allow, every director, Secretary or other officer of the Company is exempted from any liability to the Company where that liability would be covered by the indemnity in Article 152.1."

         Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides as follows:

         "310.    Provisions exempting officers and auditors from liability

          (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

          (2) Except as provided by the following subsection, any such provision is void.

          (3)  This section does not prevent a company

               (a) from purchasing and maintaining for any such officer or auditor insurance against any liability, or

               (b) from indemnifying any such officer or auditor against any liability incurred by him

                    (i) in defending any proceedings (whether civil or criminal)
               in which judgment is given in his favor or he is acquitted, or

                    (ii) in connection with any application under section 144(3)
               or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

         Section 727 of the Companies Act 1985 provides as follows:

         "727.    Power of court to grant relief in certain cases:

          (1) If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

          (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

          (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

         Vodafone has obtained directors' and officers' insurance coverage, which, upon the merger of a wholly-owned subsidiary of Vodafone with and into AirTouch Communications, Inc. and subject to policy terms and limitations, will include coverage to reimburse the combined company (to be called Vodafone AirTouch Public Limited Company ("Vodafone AirTouch")) for amounts that it may be required or permitted by law to pay to directors or officers of Vodafone, Vodafone AirTouch or former officers and directors of AirTouch Communications, Inc.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number     Description
-------    -----------
4(a)       Form of Memorandum and Articles of Association of Vodafone
           AirTouch Public Limited Company, as approved by the shareholders of Vodafone at a meeting on May 24, 1999 (Incorporated by reference to Exhibit 3(b) of Vodafone's Registration Statement on Form F-4 filed with the Commission on April 22, 1999 (Reg. No. 333-76781)).
4(b) Form of Amended and Restated Deposit Agreement among Vodafone AirTouch Public Limited Company, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (Incorporated by reference to Exhibit A of Vodafone's Registration Statement on Form F-6, filed with the Commission on April 22, 1999, as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form F-6 filed with the Commission on June 25, 1999).
4(c)       Vodafone AirTouch PLC 1999 Long-Term Stock Incentive Plan.
4(d)       Vodafone AirTouch PLC 1999 Employee Stock Purchase Plan.
4(e) AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan - Amendment and Restatement effective as of December 12, 1996 (Incorporated by reference to Exhibit 10.1 to AirTouch Communications, Inc.'s Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-12342)).
4(f)       AirTouch Communications, Inc. Employee Stock Purchase Plan.
4(g)       AirTouch Communications Retirement Plan.
5(a)       Opinion of Stephen R. Scott, Company Secretary of Vodafone, as
           to the validity of the Ordinary Shares being registered.
5(b)       Opinion of Margaret G. Gill, Senior Vice President, Legal,
           External Affairs and Secretary of AirTouch Communications, Inc.,
           as to the validity of the plan interests being registered.
23(a)      Consent of Deloitte and Touche.
23(b)      Consent of PricewaterhouseCoopers LLP.
23(c)      Consent of Arthur Andersen LLP.
23(d)      Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft.
23(e)      Consent of Arthur Andersen LLP.
23(f)      Consent of Stephen R. Scott, included in Exhibit 5(a).
23(g)      Consent of Margaret G. Gill, included in Exhibit 5(b).
24         Power of Attorney

ITEM 9.  UNDERTAKINGS

         (a)  Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date of filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               SIGNATURE OF VODAFONE GROUP PUBLIC LIMITED COMPANY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury, Berkshire, England, on June 29, 1999.

                                          VODAFONE GROUP PUBLIC LIMITED COMPANY


                                          By: /s/  STEPHEN R. SCOTT
                                              ---------------------------------
                                                     Stephen R. Scott
                                                    Company Secretary

                                      * * *
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on June 29, 1999.


         Signature                                         Title
         ---------                                         -----
     /s/ LORD MACLAURIN OF KNEBWORTH, DL*  Chairman of the Board of Directors
     ------------------------------------
          Lord MacLaurin of Knebworth, DL

     /s/ CHRISTOPHER C. GENT*              Chief Executive
     ------------------------------------    (Principal Executive Officer)
          Christopher C. Gent

     /s/ KENNETH J. HYDON*                 Financial Director
     ------------------------------------    (Principal Financial and Accounting
          Kenneth J. Hydon                    Officer)

     /s/ PETER R. BAMFORD*                 Executive Director
     ------------------------------------
          Peter R. Bamford

     /s/ JULIAN M. HORN-SMITH*             Executive Director
     ------------------------------------
          Julian M. Horn-Smith

                                           Non-Executive Director
     ------------------------------------
          Professor Sir Alec Broers

     /s/ SIR DAVID SCHOLEY*                Non-Executive Director
     ------------------------------------
           Sir David Scholey

     /s/ PENELOPE L. HUGHES*               Non-Executive Director
     ------------------------------------
           Penelope L. Hughes

     /s/ JOHN GILDERSLEEVE*                Non-Executive Director
     -----------------------------------
           John Gildersleeve

     /s/ GREGORY F. LAVELLE                Authorized Representative in the
     -----------------------------------      United States
           Gregory F. Lavelle


*By: /s/ STEPHEN R. SCOTT
     ------------------------------
            Stephen R. Scott
            Attorney-in-fact

            SIGNATURE OF THE AIRTOUCH COMMUNICATIONS RETIREMENT PLAN

Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on June 29, 1999.

                                        AIRTOUCH COMMUNICATIONS RETIREMENT PLAN


                                    By: /s/ TERRY KRAMER
                                        ----------------------------------
                                                 Terry Kramer
                                              Plan Administrator

                                  EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.

Exhibit
Number     Description
-------    -----------
4(a)       Form of Memorandum and Articles of Association of Vodafone
           AirTouch Public Limited Company, as approved by the shareholders of Vodafone at a meeting on May 24, 1999 (Incorporated by reference to Exhibit 3(b) of Vodafone's Registration Statement on Form F-4 filed with the Commission on April 22, 1999 (Reg. No. 333-76781)).
4(b) Form of Amended and Restated Deposit Agreement as among Vodafone AirTouch Public Limited Company, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (Incorporated by reference to Exhibit A of Vodafone's Registration Statement on Form F-6, filed with the Commission on April 22, 1999, as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form F-6 filed with the Commission on June 25, 1999).
4(c)       Vodafone AirTouch PLC 1999 Long-Term Stock Incentive Plan.
4(d)       Vodafone AirTouch PLC 1999 Employee Stock Purchase Plan.
4(e) AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan - Amendment and Restatement effective as of December 12, 1996 (Incorporated by reference to Exhibit 10.1 to AirTouch Communications, Inc.'s Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-12342)).
4(f)       AirTouch Communications, Inc. Employee Stock Purchase Plan.
4(g)       AirTouch Communications Retirement Plan.
5(a)       Opinion of Stephen R. Scott, Company Secretary of Vodafone, as
           to the validity of the Ordinary Shares being registered.
5(b)       Opinion of Margaret G. Gill, Senior Vice President, Legal,
           External Affairs and Secretary of AirTouch Communications, Inc.,
           as to the validity of the plan interests being registered.
23(a)      Consent of Deloitte and Touche.
23(b)      Consent of PricewaterhouseCoopers LLP.
23(c)      Consent of Arthur Andersen LLP.
23(d)      Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft.
23(e)      Consent of Arthur Andersen LLP.
23(f)      Consent of Stephen R. Scott, included in Exhibit 5(a).
23(g)      Consent of Margaret G. Gill, included in Exhibit 5(b).
24         Power of Attorney


                                       3